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                                                                     EXHIBIT 5.1
                       [JENKENS & GILCHRIST LETTERHEAD]

                               September 8, 1997



VTEL Corporation
108 Wild Basin Road
Austin, Texas 78746

     Re:  Offering of Common Stock of VTEL Corporation on Form S-3

Gentlemen:

     We have acted as counsel to VTEL Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on or about September 8, 1997, under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale by certain stockholders of the Company of 2,879,829 shares ("Shares") of the Company's common stock, par value $.01 per share (the "Common Stock").

     You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Fourth Amended and Restated Certificate of Incorporation, as amended, and the bylaws of the Company, as amended, (ii) copies of resolutions of the Board of Directors of the Company authorizing the issuance of the Shares, the preparation and filing of the Registration Statement and related matters, (iii) the Registration Statement, and all exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon the foregoing examination, we are of the opinion that the Shares to be sold, as described in the Registration Statement, have been duly and validly authorized for issuance and the Shares that are presently outstanding are validly issued, fully paid and nonassessable, and the Shares issuable upon exercise of the Warrants, as described in the Prospectus, when issued and delivered in the manner and for the consideration stated in each Warrant, will be validly issued, fully paid and non-assessable, assuming (i) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons holding the Warrants, and (ii) the consideration received exceeds the par value of such shares.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Respectfully submitted,

                              Jenkens & Gilchrist
                              a Professional Corporation


                              By:   /s/ L. Steven Leshin
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                                    L. Steven Leshin, Authorized Signatory